Exhibit 10.6

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

***CONFIDENTIAL TREATMENT REQUESTED***

Note: Confidential treatment requested with respect to certain portions hereof denoted with “***”

MASTER CLINICAL SERVICES AGREEMENT

This Master Clinical Services Agreement (this “Agreement”) is executed as of 15 June, 2015 and made effective as of 29 September, 2014 (“Effective Date”), by and between SciQuus, Inc., a Delaware corporation, having a place of business at 4250 Executive Square, Suite 450, La Jolla, CA 92037 (hereinafter “SciQuus”), and HedgePath Pharmaceuticals, Inc., a Delaware corporation having a place of business at 324 S. Hyde Park Avenue, Ste. 350 Tampa, Florida 33606 (hereinafter “Sponsor”). Sponsor and SciQuus are sometimes referred to herein individually as a “Party” and together as the “Parties.”

A.	Sponsor may conduct one or more studies (each, a “Study”) involving one or more of Sponsor’s proprietary compounds (each, a “Study Drug”); and

B.	Sponsor wishes to retain the services of SciQuus to provide certain services to Sponsor with respect to one or more Studies, subject to the terms and conditions of this Agreement; and

C.	SciQuus is willing to provide such services to Sponsor in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	SCOPE OF THE AGREEMENT; SERVICES

1.1.	Scope of the Agreement

As a “master” form of contract, this Agreement allows the parties to contract for multiple projects through the issuance of multiple Statements of Work (as discussed in Section 1.2 below), without having to re-negotiate the basic terms and conditions contained herein. This Agreement covers the provision of services by SciQuus and, accordingly, this Agreement represents a vehicle by which Sponsor can efficiently contract with SciQuus and its corporate affiliates for a broad range of services.

1.2.	Services

The specific details of each project under this Agreement shall be negotiated and specified in writing on terms and in a form acceptable to the parties (each such writing, a “Statement of Work”). Each Statement of Work shall specify the nature of the applicable Study, the Study Drug(s) being tested in

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

the Study, the protocol under which the Study is to be conducted (as amended from time to time, in accordance with this Agreement, the “Protocol”), the Services to be performed by SciQuus and any deliverables to be provided by SciQuus in connection with such Services (the “Deliverables”), as well as the terms and conditions (including, to the extent applicable, the scope of work, specifications, delivery and performance schedules, budget and payment schedule, and fees) under which SciQuus will perform such Services. Additionally, each Statement of Work shall describe any Sponsor obligations with respect to such Study that are transferred to SciQuus. No Statement of Work shall be binding unless approved in a writing signed by authorized representatives of both SciQuusand Sponsor. Each Statement of Work shall be subject to all of the terms and conditions of this Agreement, in addition to the specific details set forth in the Statement of Work. To the extent any terms or provisions of a Statement of Work conflict with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control, except to the extent that the applicable Statement of Work expressly and specifically states an intent to supersede the Agreement on a specific matter. All Statement of Works and other exhibits hereto shall be deemed to be incorporated herein by reference. Without limiting the foregoing, SciQuus may also perform any incidental services, functions or responsibilities not specifically described in a Statement of Work, but that are nevertheless reasonably required for the proper performance and provision of the Services. Any changes to the scope of an executed Statement of Work shall be negotiated in good faith and approved in a writing signed by authorized representatives of both SciQuus and Sponsor.

1.3.	Change Orders

Any change in the details of Statement of Work or changes in an agreed starting date for Services) may require changes in the budget and/or timelines, and shall require a written amendment to the Statement of Work (a “Change Order”). Sponsor may initiate a Change Order on notice to SciQuus. Each Change Order shall detail the requested changes to the applicable task, responsibility, duty, budget, timeline or other matter. The Change Order will become effective upon the execution of the Change Order by both Parties, and SciQuus will be given a reasonable period of time within which to implement the changes. Both Parties agree to act in good faith and promptly when considering a Change Order requested by the other Party. Without limiting the foregoing, Sponsor agrees that it will not unreasonably withhold approval of changes in pricing or timelines reasonably requested by SciQuus in connection with a Change Order, even if it involves a fixed price contract, if the proposed changes in budgets or timelines result from, among other appropriate reasons, forces outside the reasonable control of SciQuus or changes in the assumptions upon which the initial budget or timelines are based, including, but not limited to, the assumptions set forth in the budget or timelines. For any Change Order that affects the scope of the regulatory obligations that have been transferred to SciQuus, SciQuus and Sponsor shall execute a corresponding amendment to the Transfer of Obligations Form. Sponsor shall file such amendment where appropriate, or as required by law or regulation.

1.4.	Deliverables

SciQuus shall perform the Services and provide all Deliverables and related documentation in accordance with this Agreement, the applicable Statement of Work, Current Good Clinical Practice, all applicable laws, regulations and guidelines (including with respect to the conduct of clinical trials and the collection of personal information), all applicable regulatory agency requirements (including any specified by the U.S. Food and Drug Administration (“FDA”) or any other domestic or

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

international governmental or regulatory authority (collectively with FDA, each, an “Agency” and collectively the “Agencies”) and Sponsor’s instructions. All Deliverables shall be deemed accepted and approved by Sponsor unless Sponsor provides written notice to SciQuus of specific non-performance and a list of what should be corrected and how. SciQuus shall promptly dispute Sponsor’s findings of non-conformity or should SciQuus not promptly dispute Sponsor’s findings of non-conformity, then, without limitation, SciQuus shall correct any non-conformance, at SciQuus’ cost, within thirty (30) days of notice thereof. In the event of a dispute, the Parties shall enter into good faith discussions to resolve the dispute. Should dispute resolution yield confirmation of any such non-conformity, SciQuus shall correct such non-conformance, at SciQuus’ cost, within thirty (30) days of the date of such dispute resolution, or, at SciQuus’s election, remit to Sponsor the amount actually received by SciQuus for the non-conforming item.

1.5.	Personnel

SciQuus shall have the right to provide Services hereunder through its affiliates, provided that SciQuus remains fully responsible to Sponsor for the performance of, and acts and omissions of, such affiliates. SciQuus shall check on the performance of all employees (including the Project Manager as defined below), agents, SciQuus selected subcontractors, and affiliates who provide Services hereunder (collectively “Personnel”, with any Personnel who are not direct employees of SciQuus being subject to Sponsor’s prior written approval prior to providing any Services hereunder). SciQuus shall seek to assign Personnel who are trained, qualified, and experienced in providing the Services, and shall instruct any Personnel assisting with the Services to comply with all applicable laws and regulations and all provisions of this Agreement, including without limitation, by requiring Personnel to sign intellectual property assignment and confidentiality and nondisclosure agreements sufficient to enable SciQuus to comply with this Agreement. SciQuus shall make reasonable efforts to ensure that Personnel do not have any conflict of interest, are not ineligible to participate in any federal and/or state healthcare programs or federal procurement or not procurement programs, are not disqualified from performing specific services, and have not been convicted of a criminal offense related to the provision of healthcare items or services. SciQuus shall provide immediate notice to Sponsor if SciQuus becomes aware that any Personnel is subject to any such circumstance or action, or if it is pending or, to SciQuus’ knowledge, threatened.

1.6.	Project Manager

SciQuus shall appoint one of its employees as the “Project Manager” for each Statement of Work. The Project Manager shall be responsible for interacting with the Sponsor on all aspects of the Services under such Statement of Work through completion of such Services. Such Project Manager shall coordinate with the Sponsor contact named in such Statement of Work for the performance of the Services.

1.7.	Reports and Assistance

At the cost and expense of Sponsor (i.e., charged to Sponsor in accordance with Section 3), SciQuus shall provide Sponsor with written and/or oral reports as Sponsor may reasonably request, on the status of the Services under this Agreement and Personnel from SciQuus shall attend all meetings as reasonably requested by Sponsor, including meetings with the FDA or other applicable Agency, and will provide Sponsor with all cooperation and assistance reasonably required in connection with informal

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

presentations and administrative hearings with any Agency as related to the Services. In no event shall SciQuus or any Personnel provide any information relating to the Study or the Study Drug to any Agency without Sponsor’s prior written approval except for information that has been previously provided to an Agency with Sponsor’s written approval. SciQuus should promptly notify Sponsor of any significant deviation from the Protocol and any serious adverse drug experience (including within any titneframe specified by applicable laws, regulations and guidelines). SciQuus should keep Sponsor informed, on a regular and frequent basis, of the progress of the Study and any relevant information regarding the Study.

1.8.	Records and Audit Rights

SciQuus shall, and shall cause its Personnel to, preserve its accurate records, accounts, notes, reports and data obtained or generated in the course of providing the Services and its activities hereunder, including all computerized records and files, in a secure area reasonably protected from fire, other natural hazards, theft, and destruction. During the term of this Agreement and for a period of two (2) years thereafter, and upon reasonable advance notice and during normal business hours, SciQuus will permit Sponsor or representatives of Sponsor to examine or audit the work performed hereunder, the books and records directly relating to the Study and the Services, any Costs (as defined below), and the facilities at which the Study and Services are conducted to determine that the Study and Services are being conducted in accordance with this Agreement, that the facilities and personnel are adequate, and to verify amounts charged to Sponsor hereunder. SciQuus shall fully cooperate in any audit conducted hereunder, and shall provide reasonable access to any and all employees, agents and other representatives of SciQuus, including Personnel. SciQuus acknowledges that Sponsor shall also have the right to copy and remove such copies of any Study documents referred to herein at any time. SciQuus shall be entitled, at its own expense, to retain a single copy of the books and records as is reasonably necessary to comply with its regulatory obligations or to demonstrate the satisfaction of its obligations hereunder, all subject to the confidentiality obligations set forth in Section 3.

1.9.	Inspection Rights

If the FDA or any Agency conducts, or gives notice to SciQuus of its intent to conduct an inspection related to the Study or the Services at SciQuus’ facilities, or at any other facilities conducting the Study or providing Services under this Agreement, or takes any other regulatory action related to the Study or the Services, SciQuus shall promptly give Sponsor notice thereof, including all information reasonably required in connection therewith. SciQuus shall cooperate with any Agency and allow them access to all applicable records and data. Sponsor and its representatives shall have the right to be present at any such inspection or other regulatory action. In any event, if any Agency issues a notice of observations or other similar document related to the Study or the Services, SciQuus shall send a copy of such document promptly to Sponsor, along with the draft response to such document before it is sent to the applicable Agency. SciQuus shall provide Sponsor with copies of all information, materials, correspondence and documents that SciQuus or any Personnel receives, obtains, or generates pursuant to any such inspection or in connection with any inquiries, communications or correspondence from any Agency related to the Study or the Services. SciQuus shall make reasonable efforts to segregate, and not disclose, any Sponsor Confidential Information and other materials, correspondence and documents that are not required to be disclosed during such an inspection, including financial data and pricing information. All of this shall be at Sponsor’s expense.

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

1.10.	Investigator Payments

If SciQuus will be paying Investigators on behalf of Sponsor, the Parties will agree in the applicable Statement of Work as to a schedule of amounts to be paid to Investigators. Sponsor acknowledges and agrees SciQuus will only pay Investigators from advances or pre-payments received from Sponsor for Investigators’ services, and that SciQuus will not make payments to Investigators prior to receipt of sufficient funds from Sponsor. Sponsor acknowledges and agrees that SciQuus will not be responsible for delays in a study or Project to the extent that such delays are caused by Sponsor’s failure to make adequate pre-payment for Investigators’ services or Investigators’ delays. Sponsor further acknowledges and agrees that payments for Investigators’ services are pass-through payments to third parties and are separate from payments for SciQuus’ Services. SciQuus agrees that it will not withhold Investigator payments except to the extent that it has reasonable questions about the services performed by a particular Investigator.

1.11.	Patient Enrollment

Although enrollment numbers are good faith estimates, SciQuus shall exercise all reasonable diligent efforts to meet such enrollment estimates.

2.	COMPENSATION

2.1.	Fees and Expenses

Sponsor shall pay SciQuus the fees specified in each Statement of Work (“Fees”) as SciQuus’ sole and complete compensation for all Services, Deliverables, and Intellectual Property rights provided by SciQuus under this Agreement. Except as otherwise stated in this Agreement, no other fees or reimbursements shall be owed by Sponsor under this Agreement.

2.2.	Invoicing and Payment

Unless a different billing cycle is approved by SciQuus in writing, SciQuus generally will issue its invoices on a monthly basis. The amounts due as stated on SciQuus’ statements shall be deemed to be correct, conclusive and binding on Sponsor unless Sponsor notifies SciQuus in writing, within thirty (30) days from the date the particular billing is mailed, that Sponsor disputes such charge. SciQuus’ statements are due and payable upon receipt. All unpaid amounts for more than *** bear interest at the rate of *** on the unpaid amount. If Sponsor fails to pay SciQuus’ statements within *** of the statement date, SciQuus reserves the right to require an additional deposit in an amount determined by SciQuus or to terminate the term of this Agreement. Payment shall be mailed to:

SciQuus, Inc.

4250 Executive Square, Suite 450

La Jolla, CA 92037

Any changes to the payee information set forth above require written notice signed by SciQuus’ chief financial officer.

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

2.3.	Currency; Taxes

All payments shall be made in U.S. Dollars and are inclusive of all sales, use, value added, withholding and other taxes and duties.

3.	CONFIDENTIALITY

3.1.	Definitions

Sponsor’s “Confidential Information” means any and all proprietary and confidential information disclosed to SciQuus or its Personnel by or on behalf of Sponsor, in the conduct of the Study or generated by SciQuus or its Personnel in providing the Services hereunder (and by any clinical sites conducting the Study under an agreement with SciQuus or Personnel), including but not limited to the Study Drug, technical information relating to the Study Drug, the Protocol, research, or communications to and from the FDA or other applicable regulatory authorities or other third parties, including any clinical data or other information received from sites participating in any clinical studies or any data safety monitoring boards. Sponsor’s “Confidential Information” also includes Data and Inventions as defined in Section 4.1. SciQuus’ “Confidential Information” shall mean, other than Sponsor’s Confidential Information, any other proprietary and confidential information disclosed to Sponsor by or on behalf of Personnel regarding SciQuus’ business or financial information, SciQuus’ business methodologies and processes, SciQuus proposals and pricing, and Personnel information (other than as necessary to make use of Sponsor Confidential Information). Further, any proprietary and confidential information of a third party disclosed, obtained, or observed by Sponsor or its representatives during an audit of SciQuus or an affiliate of SciQuus, or the facilities of either, with the exception of Sponsor’s Confidential Information, shall be treated as confidential by Sponsor in accordance with the terms contained herein. In each case, Confidential Information shall not include information of a disclosing party that (i) as evidenced by written documentation, was already known to the receiving Party prior to disclosure by the owning Party; (ii) is in or has entered the public domain through no breach of this Agreement or other wrongful act of the receiving Party; (iii) has been rightly received from a third party who is not under any obligation of confidentiality with respect to such information; or (iv) subject to Section 3.3 below, is required by applicable laws, rule, regulation (including, without limitation, the rules and regulations of the U.S. Securities and Exchange Commission, the FDA or any other Agency or judicial or administrative action to be disclosed by the disclosing party.

3.2.	Obligations

SciQuus shall use Sponsor Confidential Information only as necessary to perform the Services under this Agreement, and Sponsor shall use SciQuus Confidential Information only as necessary to receive the benefit and make use of the Services. To protect Confidential Information, each Party shall (i) limit dissemination of the other Party’s Confidential Information to only those of its personnel having a “need to know”; (ii) advise all personnel who receive such Confidential Information of the confidential nature of such information; (1) obtain agreements from personnel containing confidentiality and nondisclosure obligations at least as strict as those set forth in this Agreement prior to disclosure of such Confidential Information and ensure compliance of such agreements by such personnel; and (iv) hold all of the other Party’s Confidential Information in strict confidence and take all action reasonably necessary to protect such Confidential Information from unauthorized use, access, duplication, disclosure, loss or damage.

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

3.3.	Compelled Disclosure

If a Party is required to disclose the other Party’s Confidential Information by order of any Agency, applicable laws or regulations (including, without limitation, the rules and regulations of the U.S. Securities and Exchange Commission), or judicial or administrative order, such compelled Party shall promptly notify the owning Party so that the owning Party may seek a protective order or other remedy (it being agreed that Sponsor is a U.S. publicly listed and reporting company and as such is required (and shall be permitted without notification to SciQuus or the right of SciQuus to seek any protective or other order) to make legally required public disclosures). In the event that such protective order or other remedy is not obtained, disclosure shall be permitted but shall be limited to only that portion of the Confidential Information which is legally required to be disclosed.

3.4.	Publicity

SciQuus shall not issue press releases or engage in any interviews or other contacts with the media, including but not limited to newspapers, radio, television, and the Internet (including through any social network sites) related to the Study, the Study Drug, or the Services, without Sponsor’s prior written and express approval. The Parties shall not use the name, insignia, symbol, trademark, trade name or logotype of the other Party (or any abbreviation or adaptation thereof), without the other Party’s prior written and express approval. Notwithstanding the foregoing, each Party may use the name or trade name of the other Party as permitted by this Agreement, or when required by law, rule or regulation as reasonably determined by the Party making the disclosure. SciQuus shall not publish any articles or make any presentations relating to the non-public Study or Services provided to Sponsor hereunder or referring to non-public data, information or materials generated as part of the Study Services without the prior written consent of Sponsor.

3.5.	Remedy

Each Party agrees and acknowledges that any such violation or threatened violation of Section 3 by such Party may cause irreparable injury to the other Party, and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the other Party shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach.

4.	INTELLECTUAL PROPERTY

4.1.	Sponsor Data and Inventions

All data, information, reports, analyses, results and other work product (including all Deliverables) generated, derived or prepared by SciQuus or Personnel (or any clinical sites conducting the Study under an agreement with SciQuus or Personnel) as a result of the Services performed under this Agreement, in whole or in part, and whether alone or in conjunction with others (collectively,“Data”) shall be the sole and exclusive property of Sponsor, and shall be treated by SciQuus and

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

Personnel as Sponsor Confidential Information. All discoveries, inventions, improvements, new uses, processes, techniques, and compounds, whether patentable or not, made, conceived or reduced to practice as a direct result of the Services performed under this Agreement whether by SciQuus or Personnel (or clinical sites conducting the Study under an agreement with SciQuus or Personnel), whether in whole or in part, and whether alone or in conjunction with others (collectively referred to hereinafter as “Inventions”), shall also be the sole and exclusive property of Sponsor with full right of ownership, title, and interest thereto and therein. SciQuus shall promptly and fully disclose to Sponsor any Inventions arising under this Agreement. SciQuus agrees that, to the extent permissible under applicable law, all copyrightable works in the Data and Inventions shall constitute “work made for hire” for which Sponsor shall hold the exclusive copyright. SciQuus, on behalf of itself and Personnel, hereby unconditionally assigns, and agrees to assign, to Sponsor, any and all right, title and interest in and to any such Data and Inventions, including, without limitation, all patents, copyrights, and other intellectual property and proprietary rights therein and all rights of action and claims for damages and benefits arising due to past and present infringement of said rights by third parties. SciQuus shall, and shall cause Personnel (and any clinical sites conducting the Study under an agreement with SciQuus or Personnel), to (i) fully cooperate with Sponsor and its designees in obtaining and maintaining in Sponsor’s name, and at Sponsor’s sole cost and expense, any patent or other intellectual property protection as may be available with respect to such Data and Inventions, and (ii) execute all documents reasonably deemed necessary by Sponsor and designees for purposes of procuring and maintaining in Sponsor’s name such patent or other intellectual property protection, and all documents necessary for effectuating assignment of Data or Inventions to Sponsor and/or perfecting, recording, or otherwise giving effect to such assignment. SciQuus, on behalf of itself and Personnel (and any clinical sites conducting the Study under an agreement with SciQuus or Personnel) also hereby (x) irrevocably transfers and assigns to Sponsor any and all Moral Rights that SciQuus and Personnel (and any such clinical sites) may have in any Data and Inventions; and (y) forever waives and agrees to never assert against Sponsor, its successors or licensees any and all Moral Rights SciQuus and Personnel (and any such clinical sites) may have in any Data and Inventions, even after expiration or termination of this Agreement. The term “Moral Rights” shall mean any right to claim authorship of Data or an Invention, any right to object to any distortion or other modification of Data or an Invention, and any similar right, existing under the law of any country in the world or under any treaty. SciQuus shall obtain from all Personnel agreements enabling it to carry out SciQuus’ obligations under this Section. Notwithstanding the foregoing, Sponsor shall be estopped from asserting its rights in such data and inventions against SciQuus as provided in this Section or otherwise unless and until SciQuus has been paid in full.

4.2.	SciQuus Property

SciQuus possesses certain inventions, processes, technology, know-how, trade secrets, improvements, other intellectual property and assets, including, without limitation, those related to business or product plans or proposals, marketing strategies, standard operating procedures, composition of matter, research, experimental results, personnel data, financial information and conditions, pricing information, third party customer information, supplier/vendor information, raw materials, data collection and data management processes, laboratory analysis techniques, analytical, biotechnology and clinical methods, procedures and techniques, computer technical expertise and software (including code), in each case which have been developed independently from the Services

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

and without the benefit of any Confidential Information of Sponsor (collectively, “SciQuus Property”). Sponsor and SciQuus agree that any SciQuus Property or revisions, improvements or enhancements thereto shall be the sole and exclusive property of SciQuus, and Sponsor shall have no rights, title and interest to such SciQuus Property. Notwithstanding the foregoing, nothing herein shall give SciQuus any rights in, and SciQuus Property shall exclude, any Confidential Information of Sponsor, including without limitation any Data, Invention, data or information specific and exclusive to the Study or the Study Drug, even if it is incorporated into a revision, improvement or enhancement to SciQuus Property. Subject to this Agreement, Sponsor is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, and use any SciQuus Property that is incorporated into any Invention or Data to the extent as is reasonably necessary to obtain the benefit of the Invention or Data. Sponsor may freely sublicense and/or transfer the rights granted in the preceding sentence in connection with the development, manufacturing, or commercialization of the Study Drug or other Sponsor products.

4.3.	No License

Neither anything contained to the contrary herein, nor the delivery of any information to a Party hereto, shall be deemed to grant the other Party any right or license under any patent or patent application or to any know-how, technology or invention of the owning Party who discloses such information other than as expressly set forth herein.

5.	TERMINATION

5.1.	Term

This Agreement shall take effect as of the Effective Date, and unless earlier terminated pursuant to Section 5.2, shall terminate upon the completion of the Services.

5.2.	Termination Process

Either Party may terminate this Agreement for material breach by the other Party thereof, if such breach continues uncured for a period of *** after written receipt of notice thereof. Sponsor may terminate the Services in whole or in part, with or without cause, effective upon *** written notice.

5.3.	Effects of Termination

Upon notice of termination or expiration of this Agreement, SciQuus shall use reasonable efforts to reduce or eliminate further costs and expenses. Sponsor shall pay SciQuus for those Services performed and expenses incurred (including future third party expenses to which SciQuus is irrevocably committed, to the extent reasonably incurred and consistent with the applicable Budget) through the effective date of termination. In no event shall either party be responsible for any lost profits or lost opportunities. SciQuus shall promptly refund any funds or advances received for Services not yet rendered upon the effective date of termination. SciQuus shall assist Sponsor with the orderly transfer of any SciQuus obligations and the Services to Sponsor or its designee as expeditiously as possible, at Sponsor’s expense, and render all assistance reasonably requested in

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

connection therewith. In addition, each Party, in its role as a receiving Party, shall return all Confidential Information of the other Party and all copies thereof in such Party’s control or possession, including, to the extent reasonably practicable, purging all electronic copies from any computer systems; provided, however, that each Party may retain a single copy of certain Confidential Information of the other Party as required by law, which copy shall remain subject to the confidentiality obligations contained herein. The election by either Party to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.

5.4.	Return of Materials

Upon the termination or expiration of this Agreement and payment in full of SciQuus, SciQuus shall deliver to Sponsor all data and materials provided by or on behalf of Sponsor to SciQuus for the conduct of the Study and the Services. All statistical data, all statistical reports, all data entries, and any other documentation produced as the result of the Study and all Services, including all Deliverables (whether or not complete) shall be delivered to Sponsor as soon as possible after termination unless the Parties agree in writing that SciQuus shall retain certain data and materials as specified in writing for a period of time, in which case such items shall continue to be subject to the confidentiality obligations set forth herein.

5.5.	Survival

Sections 1.7-1.9, 2-4, 5.3-5.5, and 6-10 shall survive expiration or termination of this Agreement for any reason.

5.6.	Wind Down

Upon the termination of this Agreement, SciQuus shall cooperate with Sponsor and its designee to provide for an orderly wind-down of the Services provided by SciQuus and Personnel hereunder.

6.	INDEMNIFICATION

6.1.	By SciQuus

SciQuus shall indemnify, defend, and hold harmless Sponsor, its affiliates, and their respective officers, directors, employees, and agents (“Sponsor Indemnified Parties”) from and against any third party claims, actions, or proceedings (“Claims”) against a Sponsor Indemnified Party, to the extent related to or arising from this Agreement and caused by: (i) a SciQuus Indemnified Party’s (as defined below) grossly negligent acts or omissions or willful misconduct; (ii) breach of this Agreement by SciQuus; (iii) a SciQuus Indemnified Party’s grossly negligent failure to comply with applicable laws, rules and regulations (including without limitation any applicable data privacy laws) and any instructions provided by or on behalf of Sponsor; (iv) any government or regulatory audits of SciQuus or Personnel; or (v) any claim that the Services or SciQuus Property used in the Services infringe the

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

intellectual property rights of a third party; provided, however, that SciQuus shall not be liable for any Claims to the extent such Claims arise out of any Sponsor provided items or Sponsor Indemnified Party’s negligent acts or omissions or willful misconduct or failure to comply with applicable laws, rules or regulations or Sponsor’s breach of this Agreement.

6.2.	By Sponsor

Sponsor shall indemnify, defend, and hold harmless SciQuus, its affiliates, and their respective officers, directors, employees, and agents (collectively, the “SciQuus Indemnified Parties”) from and against any Claims against a SciQuus Indemnified Party, to the extent resulting from this Agreement and caused by: (i) a Sponsor Indemnified Party’s negligent acts or omissions or willful misconduct, or (ii) breach of this Agreement by Sponsor; (iii) Sponsor’s failure to comply with applicable laws, rules or regulations governing its obligations under this Agreement; (iii) bodily injury or death of any research subject participating in the Study, which injury was caused by (a) the Study Drug or other compounds required to be administered under the Protocol; or (b) any procedures required to be performed on a research subject participating in the Study pursuant to the Protocol; or (iv) any claims for patent infringement related to the Study Drug or any compound required to be administered under the Protocol in connection with this Agreement provided, however, that Sponsor is not liable for any Claims to the extent such Claims arise out of SciQuus Indemnified Party’s grossly negligent acts or omissions or willful misconduct or failure to comply with applicable laws, rules or regulations or SciQuus breach of the Agreement.

6.3.	Conditions of Indemnity

The indemnitee shall give the indemnitor prompt notice of any Claim (including a CODY thereof) as to which it claims a right of indemnification hereunder and shall fully cooperate with the indemnitor and its legal representatives in the investigation, negotiation and/or resolution of any matter that is the subject of the other Party’s indemnification. The indemnitor shall have the right to exercise sole control over the defense and settlement of any such Claim, including the sole right to select defense counsel and to direct the defense or settlement of any such Claim; provided that the indemnitor shall not enter into any settlement or admit fault or liability on the indemnitee’s behalf without the prior written consent of the indemnitee, which consent shall not be unreasonably withheld, delayed, or conditioned. The indemnitee shall have the right to participate in, but not control, the defense and settlement of a claim and to employ separate legal counsel of its own choice provided, however, that such employment shall be at the indemnitee’s own expense, unless the indemnitor has failed to assume the defense and employ counsel (in which case the indemnitee shall control the defense and settlement of such claim). The indemnitor shall be relieved of any indemnification obligation hereunder if any Sponsor Indemnified Party or SciQuus Indemnified Party (as applicable) either (i) fails to follow the procedures set forth herein; (ii) negotiates, compromises or settles any Claim without the indemnitor’s prior written approval; or (iii) makes any admission or takes any other action with respect to any such Claim that is prejudicial to the defense of such Claim the indemnitor’s prior written approval.

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

6.4.	Limitation of Liability

EXCEPT FOR LIABILITY ARISING FROM A PARTY’S WILLFUL IMPROPER DISCLOSURE OR SPONSOR’S INFRINGEMENT OF ANOTHER’S INTELLECTUAL PROPERTY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE STUDY, OR THE STUDY DRUG (WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, BY STATUTE OR OTHERWISE) EXCEPT FOR THE REGARDING INDEMNITY IN SECTION 6.1 OR 6.2, PERSONAL INJURY CLAIMS, NOR TO ANY ACTS OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IT IS INTENDED THAT THIS LIMITATION SHALL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. NOT WITHSTANDING ANY PROVISION TO THE CONTRARY, SCIQUUS’ TOTAL LIABILITY THEREUNDER SHALL NEVER EXCEED THE AMOUNT SCIQUUS ACTUALLY RECEIVES UNDER THIS AGREEMENT. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, THE LIABILITY OF SCIQUUS SHALL NOT EXCEED THE AMOUNT SCIQUUS ACTUALLY RECEIVES FROM SPONSOR UNDER THIS AGREEMENT.

7.	INSURANCE

Each Party will maintain, for the duration of this Agreement, appropriate insurance in an amount commercially adequate to cover such Party’s obligations, including Sponsor’s insurance obligations under its Supply and License Agreement with Mayne Pharma, hereunder and as may be required by applicable laws, and, upon request, each Party will provide to the other Party a certificate of insurance showing that such insurance is in place. Such insurance, if on a claims-made basis, shall be maintained for the duration of the term of this Agreement and for not less than the applicable statute of limitations pertaining to any third party claim. SciQuus shall take all reasonable steps to give Sponsor at least sixty (60) days prior written notice of the cancellation of such insurance.

8.	NOTICES

Any notices or payments under this agreement shall be in writing and delivered to the Parties at the addresses set forth below, by (i) hand delivery, with notice deemed given upon receipt; (ii) first class certified mail, return receipt requested, with notice deemed given upon receipt; or (iii) a nationally-recognized overnight courier service, with notice deemed given as of the date on the courier’s receipt.

If to SciQuus:

SciQuus, Inc.

4250 Executive Square, Suite 450

La Jolla, California 92037

Attention: Kevin de la Torre, CFO

Tel: (858) 642-0386

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

If to Sponsor:

HedgePath Pharmaceuticals, Inc.

Address: 324 S. Hyde Park Ave, Suite 350 Tampa,

Florida 33606

Attention: Nicholas J. Virca

Tel: 813-864-2559

9.	INDEPENDENT CONTRACTOR

Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

10.	MISCELLANEOUS

10.1.	Entire Agreement; Amendment

This Agreement, including the recitals and any Exhibits attached hereto, all of which are incorporated herein by reference, constitutes the entire agreement among the Parties with respect to the subject matter herein and supersedes all prior and contemporaneous agreements, whether written or oral, of the Parties hereto, relating to the subject matter herein. This Agreement may be modified, supplemented or amended only by a writing signed by authorized representatives of the Parties.

10.2.	Assignment

Neither Party may assign or transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the other Party. Notwithstanding the foregoing, (i) SciQuus may use subcontractors to the extent permitted in Section 1.4; (ii) Sponsor may freely use subcontractors to perform its obligations under exercise its rights under this Agreement and, in such event, Sponsor shall contract directly with such subcontractor; and (iii) either Party may transfer or assign its rights and obligations under this Agreement to a successor to all or substantially all of its business or assets pertaining to the subject matter of this Agreement whether by sale, merger, operation of law or otherwise. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties, their legal representatives, and permitted successors, and assigns. Any attempted sale, pledge, assignment, or other transfer in violation of this Section shall be void and of no force or effect. Any party subcontracting obligations under this Agreement remains fully responsible to the other party for the performance of, and acts and omissions of, such subcontractors.

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

10.3.	Governing Law; Severability

This Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the substantive laws of the State of California, without regard to its conflict of law rules. Exclusive jurisdiction of any disputes arising under or relating to this Agreement will lie in the Federal and state courts located in San Diego, California. All proceedings and documents provided and generated in connection with any disputes hereunder shall be in the English language. If any provision of this Agreement is for any reason found to be unenforceable, the remainder of this Agreement shall continue in full force and effect.

10.4.	No Waiver

Failure to enforce any rights hereunder, regardless of the length of time such failure continues, shall not constitute a waiver of those or any other rights, unless in a writing signed by an authorized representative of the waiving Party.

10.5.	Data Privacy

Each Party shall comply with its obligations under any data privacy laws that are applicable to the Study or this Agreement.

10.6.	Execution in Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Each Party may execute this Agreement by facsimile transmission or in Portable Document Format (PDF) sent by electronic means. Signatures of authorized signatories of the Parties transmitted by facsimile or sent by electronic means in Portable Document Format shall be deemed to be original signatures, shall be valid and binding, and, upon delivery, shall constitute due execution of this Agreement.

10.7.	Force Majeure

To the extent either Party shall be delayed or hindered in or prevented from the performance of any act required hereunder other than a payment obligation by reason of governmental or judicial orders or decrees, riots, insurrection, war, acts of God, or other causes reasonably beyond such Party’s control (each a “Disability”), then performance of such act shall be excused for the period and to the extent of such Disability; provided that the Party incurring such Disability shall (i) provide prompt written notice to the other Party of the commencement of such alleged Disability; and (ii) take all reasonable actions to resume performance of the affected acts as soon as possible thereafter. Any timelines affected by a Disability shall be extended for a period equal to that of the Disability.

10.8.	Foreign Corrupt Practices Act

SciQuus and Personnel shall avoid any conflicts of interest in performing the Services. SciQuus covenants and agrees on behalf of itself and Personnel, to adhere to and comply with all applicable U.S. and non-U.S.

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

laws, including but not limited to anti-bribery measures such as the U.S. Foreign Corrupt Practices Act (the “FCPA”), and will not give, offer, agree or promise to give, or authorize the giving directly or indirectly through any other person or firm, of any money or thing of value to any employee or official of any government, any employee or official of any public international organization, any political party or official or employee of the same, or any candidate for political office, for the purpose of inducing or rewarding favorable action or the exercise of influence by such official, party or candidate in any governmental matter. Further, SciQuus and Personnel will not give, offer or promise to give, or authorize the giving directly or indirectly through any person or firm, of any money or thing of value to any foreign party or its representative as an inducement or reward for the party or representative doing or forbearing to do any act in relation to the business or affairs of SciQuus, Personnel or Sponsor, or for showing or forbearing to show favor or disfavor to any person in relation to the business or affairs of SciQuus, Personnel or Sponsor, in connection with this Agreement or the business or affairs of Sponsor. SciQuus further represents and warrants that neither it nor Personnel nor any of their employees, partners, or agents are, or will become during the term of this Agreement, government officials or employees, or candidates for political office in the government. SciQuus’ failure to comply with the provisions of all applicable Laws, including but not limited to the FCPA, may result in immediate termination of this Agreement for cause by Sponsor at its election.

[Signature page follows.]

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com

FOIA CONFIDENTIAL TREATMENT REQUEST BY

HEDGEPATH PHARMACEUTICALS, INC.

IRS EMPLOYER IDENTIFICATION NUMBER 30-0793665

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed as of the date first written above, and effective as of the Effective Date, by their authorized representatives.

Executed for and on behalf of:

SCIQUUS, INC.		HEDGEPATH PHARMACEUTICALS, INC.

By:		By:
	John C. Gutheil, MD		Nicholas J. Virca
	Chief Executive Officer		President & CEO

4275 Executive Square, Suite 440 ● La Jolla ● CA 92037 ● (858) 642-0386 ● www.sciquus.com